Exhibit 10.08

EXECUTION COPY

BVI SUBSIDIARIES GUARANTY

(by BVI Subsidiaries of ONE Bio, Corp.)

This BVI SUBSIDIARIES GUARANTY (this “Guaranty”), dated January 8, 2010, made by Elevated Throne Overseas, Ltd., a British Virgin Islands company (“Throne”) and Supreme Discovery Group, Ltd., a British Virgin Islands company (“Supreme” and jointly and severally with Throne, the “Guarantors”), in favor of each of the individuals and entities listed or to be listed on Schedule 1 attached to this Agreement (each a “Purchaser,” and collectively, the “Purchasers”).

PRELIMINARY STATEMENT.  The Purchasers have agreed to accept convertible promissory notes (as amended, supplemented or restated from time to time, the “Notes”) of even date herewith in the aggregate principal amount of up to $3,000,000 from ONE Bio, Corp., a Florida corporation and an indirect parent and principal stockholder of the Guarantors (the “Obligor”), which Notes may be secured now or in the future by certain collateral pursuant to one or more Pledge and Security Agreements by the Obligor and by other subsidiaries of the Obligor (as further amended, supplemented or restated, the “Security Agreements” and together with the Notes and any and all other present and future related documents or agreements, the “Purchase Documents”).  The borrowings under the Notes will confer direct economic benefit upon the Guarantors and their direct and indirect wholly-owned or controlled subsidiaries. It is a condition precedent to the Purchasers agreeing to make the loan evidenced by the Notes that the Guarantors shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to accept the Notes, the Guarantors hereby agree as follows:

SECTION 1.          Guaranty.  The Guarantors hereby, jointly and severally, unconditionally guarantee the punctual payment and performance when due, of all amounts due and to become due from the Obligor under the Purchase Documents, whether at stated maturity, by acceleration, or otherwise, including principal, interest, late charges, fees and expenses (such obligations being the “Obligations”), and agree to pay any and all expenses incurred by the Purchasers in enforcing any rights under this Guaranty.  The foregoing notwithstanding, as long as there has not been an occurrence of an Event of Default (as defined in the Secuirty Agreements), this Guaranty shall not prohibit or prevent either of the Guarantors from distributing to their direct parent companies cash as dividends, repayment of inter-corporate loans and/or management fees to pay their operating expenses.

SECTION 2.          Guaranty Absolute.  The Guarantors guarantee that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Purchasers with respect thereto.  The liabilities of the Guarantors under this Guaranty  shall be absolute and unconditional irrespective of:

(a)          any lack of validity or enforceability of the Obligations or any agreement or instrument relating thereto;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure therefrom;

(c)          any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

(d)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Obligor in respect of the Obligations or the Guarantors in respect of this Guaranty, or

(e)          the insolvency, bankruptcy or other adverse change in the financial condition or prospects of the Obligor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Purchasers upon the insolvency, bankruptcy or reorganization of the Obligor or otherwise, all as though such payment had not been made.

SECTION 3.          Waiver.  The Guarantors hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Purchasers exhaust any right or take any action against the Obligor or any other person or entity or any collateral.

SECTION 4.          Subrogation.  The Guarantors will not exercise any rights which they may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise until all the Obligations shall have been paid in full.  If any amount shall be paid to the Guarantors on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Purchasers and shall forthwith be paid to the Purchasers to be credited and applied upon the Obligations, whether matured or unmatured, in any order which it may, in its discretion, elect.  If (i) the Guarantors shall make payment to the Purchasers of all or any part of the Obligations and (ii) all the Obligations shall be paid in full, the Purchasers will, at the Guarantors’ request, execute and deliver to the Guarantors appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantors of an interest in the Obligations resulting from such payment by the Guarantors.

SECTION 5.          Consent to Jurisdiction.  (a)  The Guarantors hereby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in New York County in any action or proceeding arising out of or relating to this Guaranty, and the Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  As an alternative method of service, the Guarantors irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantors at the address specified in Section 9 hereof.  The Guarantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)           Nothing in this Section shall affect the right of the Purchasers to serve legal process in any other manner permitted by law or affect the right of the Purchasers to bring any action or proceeding against the Guarantors or their property in the courts of any other jurisdictions.

SECTION 6.           Representations and Warranties.

(a)           The Guarantors hereby represent and warrant to the Purchasers as follows:

(i)          the each of them is duly organized and validly under the laws of the British Virgin Islands and has full power and authority to execute and deliver this Guaranty and any related documents and to perform its obligations hereunder.

(ii)         the execution, delivery and performance of this Guaranty and all related documents has been duly and validly authorized by all necessary action and no additional authorization or consent is or will be required.

(iii)        the execution, delivery and performance of this Guaranty and all related documents do not and will not (A) violate any provision of the organizational documents of any Guarantor, (B) conflict with or result in a breach of or a default under any agreement or contract to which the Guarantor is a party and (C) violate or result in a breach or a default under any federal, state or local law, ordinance or regulation applicable to it or its business.

(b)           The Guarantors each hereby further represent and warrant to the Purchasers that this Guaranty and all related documents, when executed and delivered by them, will constitute valid and legally binding obligations of the Guarantors enforceable against them in accordance with their respective terms, subject to any bankruptcy, insolvency or other laws relating to creditors rights generally and to equitable principles.

SECTION 7.           Transfer Restrictions. In addition to the guarantees made hereunder by the Guarantors, each of Throne and Supreme agrees not to transfer, pledge or encumber its equity interest in Fujian Green Planet Bio-Engineering, Co., Ltd, a PRC Wholly Foreign-Owned Enterprise, and Fujian United Bamboo Technology Company, Ltd, a PRC Wholly Foreign-Owned Enterprise, respectively.

SECTION 8.           Amendments, Etc.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by the Purchasers and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9.           Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing and, if to the Guarantors delivered to them at the addresses set forth in the Notes, if to the Purchasers, delivered to them at 100 Executive Drive, Suite 330, West Orange, NJ 07052, Attn.: Udi Toledano, or as to each party at such other address as shall be designated by such party in a written notice given in accordance with the provisions hereof.  All such notices and other communications shall be given by hand or personal delivery, by a nationally recognized overnight delivery service or by certified mail return receipt requested and shall be effective upon receipt or refusal.  Counsel for a party or any authorized representative may give any notice on behalf of such party.

SECTION 10.         No Waiver; Remedies.  No failure on the part of the Purchasers to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11.         Continuing Guaranty.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Guaranty, (b) be binding upon the Guarantors, their successors and assigns, and (c) inure to the benefit of and be enforceable by the Purchasers and their successors, transferees and assigns.

SECTION 12.         Joint and Several Liability.  If the Guaranty is executed by two or more parties, they shall be jointly and severally liable hereunder, and the word “Guarantors” wherever used herein shall be construed to refer to the undersigned or any one or more of them; and this Guaranty shall not be revoked or impaired as to any one or more of such parties by the death of any of the others or by the release of any liabilities hereunder of any one or more of such parties.

SECTION 13.         Governing Law.  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York of the United States.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty as of the date first above written.

GUARANTORS:

ELEVATED THRONE OVERSEAS, LTD.

By:
Name:
Title:

SUPREME DISCOVERY GROUP, LTD.

By:
Name:
Title:

PURCHASER:

Udi Toledano

Schedule 1

Purchasers:

1. Udi Toledano